Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A common stock, $0.0001 par value per share, of Aeva Technologies, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as Exhibit 99.1 to such Schedule 13D. In evidence thereof, the undersigned hereby execute this agreement this 19th day of March, 2021.

Dated: March 19, 2021

LUX VENTURE PARTNERS IV, LLC

By:	/s/ Segolene Scarborough

Segolene Scarborough, Attorney-in-Fact for Peter Hebert, Managing Member

LUX VENTURES IV, L.P.

By:	LUX VENTURE PARTNERS IV, LLC
Its:	General Partner

By:	/s/ Segolene Scarborough

Segolene Scarborough, Attorney-in-Fact for Peter Hebert, Managing Member

LUX CO-INVEST PARTNERS, LLC

By:	/s/ Segolene Scarborough

Segolene Scarborough, Attorney-in-Fact for Peter Hebert, Managing Member

LUX CO-INVEST OPPORTUNITIES, L.P.

By:	LUX CO-INVEST PARTNERS, LLC
Its:	General Partner

By:	/s/ Segolene Scarborough

Segolene Scarborough, Attorney-in-Fact for Peter Hebert, Managing Member

/s/ Segolene Scarborough
Segolene Scarborough, Attorney-in-Fact for Peter Hebert

/s/ Segolene Scarborough

Segolene Scarborough, Attorney-in-Fact for Josh Wolfe